                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant [X]
    Filed by a party other than the Registrant [ ]

    Check the appropriate box:
    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Richey Electronics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               RICHEY ELECTRONICS, INC.

                                   7441 LINCOLN WAY
                            GARDEN GROVE, CALIFORNIA 92641

                                    ---------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD MAY 1, 1997

                                    ---------------

TO THE STOCKHOLDERS OF RICHEY ELECTRONICS, INC.:

    You are cordially invited to attend the 1997 annual meeting of stockholders (the "Annual Meeting") of Richey Electronics, Inc. (the "Company") to be held on May 1, 1997, at 2:00 p.m., at the Company's principal executive offices located at 7441 Lincoln Way, Garden Grove, California 92641, for the following purposes:

1. To elect the following seven directors of the Company to hold office until the 1998 annual meeting of stockholders:

    C. Don Alverson          Edward L. Gelbach        Norbert W. St. John
    Thomas W. Blumenthal     Greg A. Rosenbaum        Donald I. Zimmerman
    William C. Cacciatore

2. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for 1997.

3.  To consider and act upon a proposal to amend the 1992 Stock Option Plan.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 20, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


                             By Order of the Board of Directors


                             /S/ Richard N. Berger

                             Richard N. Berger
                             SECRETARY

March 21, 1997

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POST-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                               RICHEY ELECTRONICS, INC.
                                   7441 LINCOLN WAY
                            GARDEN GROVE, CALIFORNIA 92641


                            ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 1, 1997


                                   PROXY STATEMENT

                              ---------------------------

                                     INTRODUCTION

    This Proxy Statement is being furnished by Richey Electronics, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 annual meeting of stockholders to be held at the Company's principal executive offices located at 7441 Lincoln Way, Garden Grove, California 92641, on May 1, 1997 beginning at 2:00 p.m. or at any adjournments or postponement thereof (the "Annual Meeting"), for the purposes set forth in the foregoing Notice.

    This Proxy Statement and the accompanying Proxy are first being mailed to the Company's stockholders on or about March 25, 1997. The annual report on Form 10-K for the year ended December 31, 1996 is being mailed to stockholders with this Proxy Statement.

                                        VOTING

    There were 9,062,685 shares of the Company's common stock (the "Common Stock") issued and outstanding on March 20, 1997, which has been fixed as the record date for the purpose of determining stockholders entitled to notice of
and to vote at the Annual Meeting (the "Record Date").   For each matter
submitted to the vote of the stockholders, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held by such holder on the books of the Company as of the Record Date.

    The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by an appointed inspector of election. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business, but they will not be counted as affirmative or negative votes. The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote or that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are not present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business and they will not be counted for purposes of determining whether a proposal has been approved.

                               REVOCABILITY OF PROXIES

    Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. Such revocation may be effected by a writing delivered to the Company stating that the proxy is revoked or by executing a subsequent proxy and presenting it at the meeting, or by attendance at the meeting and voting in person.


                                     SOLICITATION

    The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying Proxy. In addition to the use of the mails, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, facsimile or other personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.


                       INFORMATION ABOUT THE BOARD OF DIRECTORS
                             AND COMMITTEES OF THE BOARD

                       BOARD MEETINGS AND DIRECTOR COMPENSATION

    During 1996 there were five meetings of the board of directors of the Company (the "Board" or "Board of Directors"). In 1996, each director attended 75% or more of the total of all meetings held by the Board and the committees on which he served. The only standard arrangement pursuant to which the Company compensates directors for their services as directors is a $21,000 annual retainer for each outside director of the Company. Directors are eligible to participate in the Company's 1992 Stock Option Plan. Pursuant to this Plan, Thomas W. Blumenthal, a director and nominee for director of the Company, was granted an option in 1996 for 15,000 shares of Common Stock, for services provided as a director. The exercise price of the option is $9.75 (the market price of the Common Stock on the date of grant) and the option is exercisable from the date of grant.

                                   BOARD COMMITTEES

    The Company has standing audit and compensation committees. The Company does not have a standing nominating committee.

    AUDIT COMMITTEE. The Company's Audit Committee consists of three non-employee directors: Thomas W. Blumenthal, Greg A. Rosenbaum and Donald I. Zimmerman. Responsibilities of the Audit Committee include (i) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies and internal controls, (ii) reviewing the scope of the independent auditors' activities and the fees of the independent auditors and (iii) maintaining good communications among the Audit Committee, the Company's independent auditors and the Company's management on accounting matters. The Audit Committee held four meetings during 1996.

    COMPENSATION COMMITTEE. The Company's Compensation Committee consists of three non-employee directors: Thomas W. Blumenthal, Edward L. Gelbach and Donald I. Zimmerman. The Compensation Committee is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies and making recommendations concerning such matters to the Board of Directors. The Compensation Committee held four meetings during 1996.



                          NOMINEES FOR ELECTION AS DIRECTORS

    The Company's Bylaws provide that the Board of Directors will consist of three or more members, the exact number to be fixed by a resolution of the Board of Directors. A Board of seven directors is to be elected at the Annual Meeting.

    Certain information regarding the Company's directors and nominees for election as directors, including their respective ages, principal occupations (including terms as director of the Company) and information regarding the aggregate number of shares of Common Stock beneficially owned by each of them as of the Record Date, is set forth in the tables below.

                               BIOGRAPHICAL INFORMATION

     DIRECTORS. The following table gives certain information as to each director and nominee for director of the Company as of the Record Date:

            NAME                 AGE                       POSITION
            ----                 ---                       --------

William C. Cacciatore . . . . . . 62     Chairman, President and Chief Executive
                                         Officer

C. Don Alverson . . . . . . . . . 61     Executive Vice President - Sales,
                                         Director

Norbert W. St. John . . . . . . . 65     Executive Vice President - Marketing,
                                         Director

Greg A. Rosenbaum (1) . . . . . . 44     Assistant Secretary, Director

Donald I. Zimmerman (1) (2) . . . 57     Director

Thomas W. Blumenthal (1) (2). . . 38     Director

Edward L. Gelbach (2) . . . . . . 65     Director

--------------

(1)  Member, Audit Committee of the Board of Directors.
(2)  Member, Compensation Committee of the Board of Directors.

     WILLIAM C. CACCIATORE has served as the Company's Chairman of the Board, President and Chief Executive Officer since April 1993. Mr. Cacciatore also served as Chairman, President and Chief Executive Officer of RicheyImpact Electronics, Inc. ("RicheyImpact") from December 1990 until April 1993.

     C. DON ALVERSON has been a director of the Company and has served as Executive Vice President - Sales since October 1993. From April 1993 to October 1993, Mr. Alverson was the Executive Vice President - Sales and Marketing.
Mr. Alverson also served as Executive Vice President - Sales and Marketing for RicheyImpact from December 1990 until April 1993.

     NORBERT W. ST. JOHN has been a director of the Company and has served as the Company's Executive Vice President - Marketing since October 1993. Mr. St. John served as the Executive Vice President - Operations of the Company from April 1993 to October 1993. Mr. St. John also served as Executive Vice President - Operations for RicheyImpact from December 1990 until April 1993.

     GREG A. ROSENBAUM has been a director of the Company since April 1993, served as the Company's Treasurer from April 1993 through February 1995 and has served as Assistant Secretary since April 1993. Mr. Rosenbaum served as Treasurer and as Assistant Secretary of RicheyImpact from December 1990 until April 1993. Mr. Rosenbaum has been President of Palisades Associates, Inc. ("Palisades"), a merchant banking and consulting company, since 1989. Mr. Rosenbaum is a director of Varlen Corporation, a diversified manufacturer of precision components for the transportation and laboratory equipment markets.

     DONALD I. ZIMMERMAN has been a director of the Company since April 1993. Mr. Zimmerman was President of Barclay and Company, Inc., an import/export company doing business with the Far East as well as holding real estate investments and operating companies in the United States, from 1973 until August 1996 when it was dissolved. Since August 1996, Mr. Zimmerman has been a general partner of Barclay Associates, a real estate investor. Mr. Zimmerman served as President, Chief Executive Officer and Chairman of the Board of a predecessor of the Company, Brajdas Corporation ("Brajdas"), from 1985 until April 1993 and as Chief Financial Officer of Brajdas from September 1992 until April 1993.

     THOMAS W. BLUMENTHAL has been a director of the Company since May 1994.
Mr. Blumenthal is a Vice President of The Baupost Group, Inc., a money management firm, where he has been an Investment Analyst since June 1993. Mr. Blumenthal was employed in the corporate finance department of Dean Witter Reynolds Inc. from October 1986 through May 1993, serving as a managing director from December 1989 through May 1993. Mr. Blumenthal is also a director of Data Documents Incorporated.

     EDWARD L. GELBACH has been a director of the Company since October 1993. Mr. Gelbach served as a director of RicheyImpact from December 1990 through April 1993. From 1989 until the present, Mr. Gelbach has been a private investor. Mr. Gelbach is a director of Bell Microproducts, a distributor of high technology semiconductor and computer products, and of ETEC, a manufacturer of mask pattern generation equipment.


                       OTHER EXECUTIVE OFFICERS OF THE COMPANY

     The following table gives certain information as of the Record Date as to each executive officer who is not also a nominee for director of the Company.

            NAME             AGE                      POSITION
            ----             ---                      --------

Richard N. Berger . . . . .  46      Vice President, Chief Financial Officer,
                                     Treasurer and Secretary

Charles W. Mann . . . . . .  56      Vice President - Value-Added Services

William Class . . . . . . .  50      Vice President - Area Director - West

     RICHARD N. BERGER has served as the Company's Vice President, Chief Financial Officer and Secretary since April 1993 and the Company's Treasurer since February 1995. Mr. Berger was the Director of Finance and Administration for RicheyImpact from March 1992 until April 1993. From August 1989 until March 1992, Mr. Berger was a private investor.

     CHARLES W. MANN has served as the Company's Vice President - Value-Added Services since October 1993. Mr. Mann has been responsible for value-added services since April 1993. Mr. Mann was also responsible for value-added services for RicheyImpact from April 1991 to April 1993. From April

1988 to April 1991, Mr. Mann served as Vice President for the western region of Panduit Corporation, an electronics manufacturer.

     WILLIAM CLASS has been a Vice President and Area Director since January 1996. From March 1994 to January 1996, Mr. Class was a Vice President and the General Manager of the Northern California region and from April 1993 to March 1994, he was the General Manager of the Northern California region. Mr. Class was also the General Manager of the Northern California region for RicheyImpact from December 1991 until April 1993. Mr. Class was the Vice President of Harper SID, a division of Avnet, Inc., an electronics distributor, from April 1990 until December 1991.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of the Record Date, the beneficial owners of more than 5% of the Common Stock, the Company's only class of voting securities, as known to the Company. In addition, the table sets forth the beneficial ownership of the Common Stock by (i) each of the Company's directors, nominees for director and executive officers named in the Summary Compensation Table (the "Named Executive Officers") and (ii) all directors and executive officers of the Company as a group. In each instance, information as to the number of shares owned and the nature of the ownership has been provided by the individual or entity described and is not within the direct knowledge of the Company. The number of shares beneficially owned by each director and executive officer is determined under rules of the Securities and Exchange Commission (the "Commission") and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise of any stock option or other right. Unless otherwise indicated, to the Company's knowledge, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. Unless otherwise indicated, the address of each person is the address of the Company set forth above.


                                     Name of                                          Amount and nature
                                 beneficial owner                                  of beneficial ownership      Percent of class
                                 ----------------                                  -----------------------      ----------------
William C. Cacciatore (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .             612,742                   6.75%
C. Don Alverson (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             419,336                   4.61%
Norbert W. St. John (1)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             365,034                   4.02%
Greg A. Rosenbaum (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             294,612                   3.25%
Donald I. Zimmerman   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             528,459                   5.83%
Thomas W. Blumenthal (4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             119,044                   1.31%
Edward L. Gelbach (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             252,410                   2.79%
Richard N. Berger (6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              28,085                    *
Charles W. Mann (6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              30,385                    *
Deborah Levy (7)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             876,488                   9.67%
The Kaufmann Fund (8)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             630,300                   6.95%
Morgan Grenfell Capital Management (9)  . . . . . . . . . . . . . . . . . . . . .             535,900                   5.91%
Ryback Management Corporation (10)  . . . . . . . . . . . . . . . . . . . . . . .             894,137                   9.01%
Wanger Assets Management (11)   . . . . . . . . . . . . . . . . . . . . . . . . .             494,500                   5.46%
Wellington Management (12)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             631,568                   6.97%


All directors and executive officers as a group
(10 persons)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,672,192                  29.08%

FOOTNOTES TO BENEFICIAL OWNERSHIP TABLE
---------------------------------------

*     Less than one percent.

(1) Includes 14,722 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

(2)   Such shares are owned indirectly as Trustee for The Norbert W. St. John
      Trust.

(3) Includes 255,252 shares which are owned by Palisades Associates, Inc. Mr. Rosenbaum, a director of the Company, owns 60% of Palisades with his wife, who owns 40% of Palisades. Mr. Rosenbaum may be deemed to beneficially own the shares owned by Palisades. Also includes the following: (a) 13,120 shares which are held as Custodian for Eli S. Rosenbaum; (b) 13,120 shares which are held as Custodian for Elliott J. Rosenbaum; and (c) 13,120 shares which are held as Custodian for Eve H. Rosenbaum. Mr. Rosenbaum has sole voting and dispositive power as to these shares held as Custodian for his children.

(4) Includes 15,000 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

(5) Such shares are owned indirectly as Trustee for The Edward L. Gelbach 1987 Trust.

(6) Includes 22,085 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

(7)   Address is 300 Drakes Landing Road, Suite 100, Greenbrae, California
      94904.

(8) The Kaufmann Fund, Inc. (whose address is 140 E. 45th Street, 43rd Floor, New York, New York 10017) has filed a Schedule 13G dated December 31, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stating that it held sole voting power and sole dispositive power with respect to 805,000 shares of the Common Stock.

(9) Morgan Grenfell Capital Management Incorporated (whose address is 885 Third Avenue, New York, New York 10022) has filed a Schedule 13G under the Exchange Act (an undated copy of which was sent to the Company on February 10, 1997), stating that it held sole voting power with respect to 117,300 shares of Common Stock and sole dispositive power with respect to 535,900 shares of Common Stock.

(10) Ryback Management Corporation (whose address is 7711 Carondelet Ave., Box 16900, St. Louis, Missouri 63105) has filed a Schedule 13G dated January 27, 1997 under the Exchange Act, stating that as of that date it held sole voting power and sole dispositive power with respect to 894,137 shares of Common Stock (representing 37,500 shares of issued and outstanding Common Stock managed by Ryback Management Corporation and 856,637 shares of Common Stock issuable upon the conversion of the 7% Convertible Subordinated Notes due 2006 of the Company held by Lindner Dividend Fund). Such Schedule 13G further states that the 856,637 shares of Common Stock issuable upon such conversion represent 8.64% of the class. The 856,637 shares of Common Stock issuable upon such conversion are treated as outstanding for purposes of computing the percent of class of Ryback Management Corporation and Lindner Dividend Fund but are not treated as outstanding for purposes of computing the percent of class of any other persons.

(11) Wanger Assets Management, L.P. (whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606) has filed a Schedule 13G dated February 14, 1997 under the Exchange Act, stating that as of that date it held shared voting power and shared dispositive power with respect to 494,500 shares of the Common Stock.

(12) Wellington Management Company, LLP (whose address is 75 State Street, Boston, Massachusetts 02109) has filed a Schedule 13G dated January 24, 1997 under the Exchange Act, stating that as of that date it held shared voting power with respect to 354,178 shares of the Common Stock and shared dispositive power with respect to 631,568 shares of the Common Stock.

                                EXECUTIVE COMPENSATION

      The following table sets forth the compensation earned by the Company's Chief Executive Officer ("CEO") and its next four most highly compensated executive officers serving at December 31, 1996.


                              SUMMARY COMPENSATION TABLE


                                                                                                               LONG-TERM
                                                                                                              COMPENSATION
                                                                                                              ------------
                                                                                      ANNUAL COMPENSATION      SECURITIES
                                                                                ----------------------------   UNDERLYING
                    NAME AND PRINCIPAL POSITION                         YEAR          SALARY $      BONUS $    OPTIONS #
                    ---------------------------                         ----          --------      -------  --------------
 William C. Cacciatore
   Chairman, President and Chief                                        1996          285,000        99,209       14,600
   Executive Officer                                                    1995          245,000       112,896       14,723
                                                                        1994          230,000        91,241       14,723
 C. Don Alverson
   Executive Vice President--                                           1996          175,000        52,920       14,600
   Sales                                                                1995          150,000        60,330       14,723
                                                                        1994          125,000        49,588       14,723
 Norbert W. St. John
   Executive Vice President--                                           1996          175,000        52,920       14,600
   Marketing                                                            1995          150,000        58,130       14,723
                                                                        1994          125,000        49,588       14,723
 Richard N. Berger
   Vice President, Chief Financial                                      1996          135,000        40,824          --
   Officer and Secretary                                                1995          115,000        43,723          --
                                                                        1994          100,000        39,670       44,170

 Charles W. Mann
   Vice President--                                                     1996          135,000        40,824          --
   Value-Added Services                                                 1995          117,500        43,400          --
                                                                        1994           95,000        38,141       44,170


     The following table sets forth certain information with respect to stock options granted during fiscal 1996 to the Named Executive Officers:


                          OPTION GRANTS IN LAST FISCAL YEAR
                                  INDIVIDUAL GRANTS



                                Number of        Percent of
                                Securities     Total Options    Exercise
                                Underlying        Granted        Price
                                 Options        To Employees      Per      Expiration       Potential
            Name                Granted(1)       in 1996(2)     Share(3)     Date(4)   Realizable Value(5)
-----------------------------  ------------    -------------    --------   ----------  --------------------
                                                                                           5%        10%
                                                                                       ---------   --------
 William C. Cacciatore . .       14,600              12.14%       9.75       7/17/06    $89,523    $226,869
 C. Don Alverson . . . . .       14,600              12.14%       9.75       7/17/06     89,523     226,869
 Norbert W. St. John . . .       14,600              12.14%       9.75       7/17/06     89,523     226,869
 Richard N. Berger . . . .           --              --          --               --         --          --
 Charles W. Mann . . . . .           --              --          --               --         --          --


------------------
(1) These options were granted pursuant to the Company's 1992 Stock Option Plan. One-quarter of the total number of options granted are exercisable on the first anniversary of the option grant date and thereafter, an additional one-quarter of the total number of options granted are exercisable on each of the second, third and fourth anniversaries of the option grant.

(2) In 1996, the Company granted to employees a total of 120,300 options under the Company's 1992 Stock Option Plan. This number was used in calculating the percentages above.

(3) The exercise price represents the market value of the Common Stock on the date of the option grant.

(4) The options granted under the Company's 1992 Stock Option Plan generally expire on the earliest of (a) the tenth anniversary of the date of grant,
      (b) three months after the optionee's termination of employment from the Company or an affiliate, (c) twelve months after the optionee's termination of employment from the Company or an affiliate in the case of permanent and total disability or (d) eighteen months after the death of the optionee if death occurs while the optionee is employed by the Company or an affiliate or within three months after the optionee's termination of employment with the Company or an affiliate.

(5) Amounts represent hypothetical gain at assumed annual rates of stock price appreciation for the option term. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Commission and do not represent the Company's estimate of stock price appreciation.

      The following table sets forth certain information with respect to unexercised options to purchase the Company's Common Stock held by the Named Executive Officers on December 31, 1996.


                          FISCAL YEAR-END OPTION VALUE TABLE


                                      Number of Securities
                                     Underlying Unexercised                     Value of Unexercised
                                         Options Held at                        In-the-Money Options
                                        December 31, 1996                     at December 31, 1996(1)
                            -----------------------------------------  ---------------------------------------
           Name                Exercisable           Unexercisable        Exercisable         Unexercisable
--------------------------  -------------------  --------------------  ------------------  -------------------
 William C. Cacciatore . .       11,041                33,005              $59,806             $127,651
 C. Don Alverson . . . . .       11,041                33,005               59,806              127,651
 Norbert W. St. John . . .       11,041                33,005               59,806              127,651
 Richard N. Berger . . . .       22,085                22,085              124,228              124,228
 Charles W. Mann . . . . .       22,085                22,085              124,228              124,228




--------------------
(1) Options are "in-the-money" at fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the closing price of the Company's Common Stock on December 31, 1996 ($11.625) and the exercise price of the options, multiplied by the applicable number of options.



      Employment Agreements. The Company has entered into an employment agreement with each of the Named Executive Officers (each of them is sometimes referred to herein as "Employee"). The term of each Employee's employment agreement expires in April 1999, but will be automatically extended for consecutive periods of two years each unless the Company gives such Employee written notice of non-extension, no later than 180 days prior to the expiration of the then applicable term, in which case his employment will end upon the expiration of the then applicable term. Each employment agreement provides that Employee's employment may be terminated at any time prior to the expiration of the term, by the Company or by Employee, and that if such termination is by the Company without cause or by Employee for "good reason" (which includes a material diminishment in his responsibilities), such Employee will be entitled to receive, in addition to the pro rata portion of the base salary theretofore earned but unpaid, a bonus for the year of termination and an amount equal to the greater of (i) twelve months' base salary plus bonus and (ii) the base salary plus bonus that would have been paid had his employment continued for the balance of the then applicable term, plus any additional two-year period for which the date for giving notice of non-extension has passed without such notice having been given. Pursuant to the respective employment agreements of the Named Executive Officers, their annual base salaries are subject to upward adjustment as approved by the Company's Compensation Committee. The
Compensation Committee has approved a 10% increase in each of their annual base salaries, effective as of January 1, 1997. Their employment agreements provide that they shall be eligible to participate in the Company's bonus plan and all other benefits available to other senior management employees of the Company as approved by the Compensation Committee.

      BONUS PLAN. The Company has adopted a bonus plan which provides certain key employees with annual performance bonuses. These bonuses are calculated as a percentage of the employee's base salary, using various measures of individual and overall Company performance, including earnings before adjustments for interest, taxes and certain other items, as well as management of accounts payable, accounts receivable and inventories. Bonuses are accrued monthly and paid at the direction of the Compensation Committee of the Board of Directors.

      401(k) PLAN. The Company has adopted a combined 401(k) profit sharing plan covering employees at least 21 years of age who have completed at least three consecutive months of service. Pursuant to the 401(k) feature of the plan, eligible employees may make salary deferred (before tax) contributions of up to 15% of their eligible compensation (including salary, commissions and bonuses) per plan year up to a specified maximum contribution, as determined by the Internal Revenue Service. The Company may make discretionary matching contributions in an amount equal to a percentage up to 6% of the employee's eligible compensation for the period in question. The plan also has a profit sharing feature which permits the Company to make an additional discretionary contribution. To date, no matching or profit sharing contributions have been made. Under this plan, an employee's interest in the value of any employer matching or profit sharing contributions vests based on the number of years of service, fully vesting after six years of service. Employees may invest their contributions in any one of five investment funds.

      The Company acquired Deanco, Inc. ("Deanco") in December 1995. Deanco was the sponsor of a 401(k) profit sharing plan. In 1996, the Company merged the Deanco 401(k) plan into the Company's 401(k) plan.

      STOCK APPRECIATION RIGHTS PLAN. The Company has a Stock Appreciation Rights Plan. To date, no rights have been granted under such plan.

      STOCK OPTION PLAN. The Company has a stock option plan which is described below under "Proposal 3 - Approval of Amendments to 1992 Stock Option Plan."

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


                            COMPENSATION COMMITTEE REPORT
                               ON EXECUTIVE COMPENSATION


      COMPENSATION PHILOSOPHY

      The executive compensation program is administered by the Compensation Committee of the Board of Directors and is designed to attract, retain and motivate executive personnel whose sustained performance will increase stockholder value through successful achievement of short-term corporate goals and long-term company objectives. The compensation program is directly integrated with the achievement of the Company's strategic business plans but remains subject to the discretion of the Company's Compensation Committee. The following program components have been designed to meet these objectives:

      BASE SALARY

      The base salary program is designed to pay for individual performance within a structure that is internally equitable and externally competitive with comparable companies. Base salaries are a function of the relative value and potential impact of each position on the performance of the Company. Value is measured by responsibilities and complexity of the position.

      The program is designed to provide executives who continue to meet performance expectations with base compensation that is competitive with median market rates at comparable companies. Each year the Company compares base salary, bonus and total compensation ranges of its executives to those of similar positions in comparable companies, as reported by the Company's peer group. Secondarily, the Compensation Committee reviews available salary surveys conducted by independent consulting firms. These independent surveys are also used to develop a merit increase budget. Within this budget, executives may or may not receive a base salary increase dependent upon performance in the prior year and their position relative to comparable company positions. The amount of the increase will vary with individual performance against established performance objectives.

      ANNUAL INCENTIVE BONUS

      A target bonus is paid when both financial performance (as measured by key components of return on net assets employed) and individual performance objectives are met. Financial goals are directly related to the strategic business plan. Individual performance goals are value added, representing achievements of annually agreed upon objectives beyond normal position expectations, with an emphasis on long-term corporate strategy.

      If both objectives are not met, the bonus will be reduced. If performance is below the minimum threshold for both objectives, there will be no bonus. Similarly, if performance exceeds the objectives, a higher bonus will be paid, subject to a cap.

      STOCK OPTIONS

      The 1992 Stock Option Plan rewards executives for long-term strategic management and enhancement of stockholder value. It promotes recruitment and retention of key executive personnel by providing meaningful incentives dependent upon successful corporate performance. Stock options are awarded based upon overall evaluation of each executive.

      COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

      As discussed previously, the Company's executive compensation program, including that of the CEO, is based on business performance, both short-term (base salary and part of the annual incentive bonus) and long-term (part of annual incentive bonus and stock options). The compensation of the CEO serves as a model for this pay-for-performance program.

      The successful integration of the Company's acquisitions of Deanco and MS Electronics, which closed in December 1995 and March 1996, respectively, were the primary factors contributing to the record sales and earnings reported in 1996. While the integration required significant restructuring of operations, product lines, customers, facilities and personnel, the Company successfully achieved its operating goals on time and on budget and, as a result, achieved the operating leverage expected from these critical acquisitions. The timely acquisition of assets of Summit Distributors, Inc. ("Summit") from its lender in December 1996 enhanced the Company's position in the upstate New York market. During 1996, the Company also achieved national franchising from additional suppliers, bringing the Company's total national franchise relationships to over 75% of its suppliers, well on the way to its goal of 100% national franchising.

      Mr. Cacciatore's strategic direction played a key role in the achievement of this performance. His annual incentive bonus for 1996 was based upon the achievement of financial (60%) and non-financial (40%) goals. Financial performance, as measured by operating profit, inventory turns, receivables management and payables management were approximately at target levels. Non-financial achievements in 1996 included successful direction and operational integration of the Deanco, MS Electronics and Summit acquisitions; oversight of the investment in, and growth of, value-added assembly services; and financing of the Company's acquisitions and future growth through the issuance of convertible subordinated notes. In addition, Mr. Cacciatore was responsible for developing and implementing the Company's strategic and tactical supplier plans, which resulted in a significant increase in national franchises for the Company. These plans effectively managed significant repositioning of suppliers, termination of suppliers and addition of new suppliers, which positioned the Company by year end 1996 with an outstanding product offering in all of its geographic markets. Compensation adjustments for Mr. Cacciatore were consistent with this performance.

                                  Respectfully submitted,


                                  Thomas W. Blumenthal
                                  Edward L. Gelbach
                                  Donald I. Zimmerman

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE
COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING STOCKHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


                     STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock with the return of the Nasdaq Market Index and a peer group* constructed by the Company. The graph assumes $100 invested on March 1, 1992 with all dividends fully reinvested.


                    COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET

----------------------FISCAL YEAR ENDING---------------------

COMPANY                     1992     1993     1993     1994     1995     1996

RICHEY ELECTRONICS INC       100    220.02   137.16   148.59   297.18   265.86
PEER GROUP                   100    137.42   168.47   168.87   224.11   256.43
BROAD MARKET                 100    100.16   120.05   126.04   163.49   203.16


      The dates above refer to the following fiscal year ends:

      1992 - February 28, 1992; 1993 - February 26, 1993; 1993 - December 31,
      1993; 1994 - December 31, 1994; 1995 - December 31, 1995; 1996 - December
      31, 1996.

* The peer group is weighted according to the stock market capitalization for the following stocks: All American Semiconductor, Inc., Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Jaco Electronics, Inc., Kent Electronics Corporation, Marshall Industries, Pioneer-Standard Electronics, Inc., Richardson Electronics, Ltd., Sterling Electronics Corporation and Wyle Laboratories. Premier Industrial Corporation and Milgray Electronics, Inc. which were included in the peer group selected for the line graph in the proxy statement for the 1996 annual meeting of stockholder are no longer in the peer group because they were acquired in 1996 and subsequently delisted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company has a Compensation Committee, of which Thomas W. Blumenthal, Edward L. Gelbach and Donald I. Zimmerman are members. Mr. Zimmerman was formerly an officer of Brajdas (a predecessor of the Company). Included in the discussion below is certain information regarding certain relationships involving Mr. Zimmerman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the dissolution of Barclay and Company, Inc. ("Barclay") in 1996, Barclay distributed pro rata to its shareholders all of its shares of the Company's Common Stock. Donald I. Zimmerman, a director and member of the Compensation Committee, was the President and a significant shareholder of Barclay prior to its dissolution. In connection with such distribution by Barclay, the shareholders of Barclay succeeded to certain "piggyback" and demand registration rights with respect to the Company's Common Stock which were acquired by Barclay in 1993 and apply with respect to 1,142,857 shares of the Company's Common Stock. These rights are currently exercisable and continue until March 1, 2001. Mr. Zimmerman's pro rata portion of these registration rights applies to 262,742 shares of the Company's Common Stock.

      The Company and Palisades Associates, Inc. ("Palisades") are parties to a Service and Management Agreement (the "Management Agreement") pursuant to which Palisades provides services to the Company, related to financial and administrative management, employee benefits and acquisitions. Greg A. Rosenbaum, a director of the Company, is President of Palisades. Since March 1, 1995, Palisades' management fee has been $175,000 per year. The Management Agreement terminates December 31, 1997. The Management Agreement contains a two-year "evergreen" provision pursuant to which the term will be automatically extended for consecutive two-year periods unless the Company gives Palisades written notice, no later than ninety days prior to the expiration of the then applicable term, that the Management Agreement will terminate upon expiration of the then applicable term.


                                      PROPOSAL 1
                                ELECTION OF DIRECTORS

      The Board has nominated Messrs. C. Don Alverson, Thomas W. Blumenthal, William C. Cacciatore, Edward L. Gelbach, Greg A. Rosenbaum, Norbert W. St. John and Donald I. Zimmerman to serve as directors of the Company for a one-year term. Each nominee, if elected, will hold office until the 1998 annual meeting of stockholders at which time his term of office expires, and until his successor is elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for the office of director as the Board may recommend in the place of such nominee. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

      THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE SEVEN NOMINEES NAMED ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.



                                      PROPOSAL 2
                            RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has selected McGladrey & Pullen, LLP as the independent public accountants of the Company for 1997. McGladrey & Pullen, LLP has served as the Company's independent public accountants since their appointment at the 1993 annual meeting. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      In the event ratification by the stockholders of the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants is not obtained, the Board will reconsider such appointment.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2 TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                                      PROPOSAL 3
                   APPROVAL OF AMENDMENTS TO 1992 STOCK OPTION PLAN

      On March 12, 1997, the Board approved three categories of amendments to the Company's 1992 Stock Option Plan (the "1992 Plan"), subject to stockholder approval at this Annual Meeting. The first such amendment would increase the maximum number of shares of Common Stock reserved for issuance under the 1992 Plan from 905,432 to 1,300,000. As of March 21, 1997 and prior to such amendment, 223,924 options were available for grant under the 1992 Plan. The Board approved this amendment to increase the number of shares subject to the 1992 Plan in order to allow it to continue to provide long-term incentives to employees, directors and consultants of the Company. The second category of amendments is intended to conform the terms of the 1992 Plan to recent changes made by the Commission to Rule 16b-3 under the Exchange Act ("Rule 16b-3"). Among other technical changes, the Rule 16b-3 amendments would change the provisions of the 1992 Plan relating to plan administration to allow for administration by members of the Board who satisfy the definition of "nonemployee director" under the new Rule 16b-3. The third category of amendments is intended to satisfy certain conditions of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the amount of tax deductible compensation that may be paid to individual executive officers of publicly held companies to $1 million per year. The
Section 162(m) amendments would allow the Company to preserve the tax deductibility of stock options granted to the Company's executive officers by complying with the requirements for exemption under Section 162(m). Among other technical amendments, the Section 162(m) amendments would (i) impose a limitation of 97,500 on the number of shares underlying stock options that may be granted under the 1992 Plan to any one participant during any one calendar year and (ii) allow administration of the 1992 Plan by members of the Board who satisfy the definition of "outside director" under Section 162(m). The amendments would also limit the total number of shares with respect to which options may be granted to any one person during the term of the 1992 Plan to 97,500 shares. The following is a summary of the material features of the 1992 Plan, including the amendments proposed for approval. This description is qualified by reference to the full text of the 1992 Plan, as proposed to be amended and restated, which is set forth in Appendix A to this Proxy Statement. Continuation of the 1992 Plan, as amended and restated to reflect the foregoing amendments, will be subject to the approval by the stockholders of this Proposal 3.

      The 1992 Plan was adopted to provide for the granting of options to employees, directors and consultants of the Company and its affiliates. The Company estimates that approximately 1,000 employees and six (6) consultants, along with all current directors of the Company, are currently eligible to receive option grants under the 1992 Plan. The Company, by means of the 1992 Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts toward the success of the Company. The 1992 Plan provides for the granting of Incentive Stock Options ("ISOs") as that term is used in Section 422 of the Code, as well as for the granting of Supplemental Stock Options ("SSOs") which do not qualify as incentive stock options under the Code.

      The 1992 Plan is administered by the Board or by a committee composed of not fewer than two directors (the "Committee"). To the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of
(i) a "nonemployee director" for purposes of satisfying the requirements of Rule 16b-3 and (ii) an "outside director" for purposes of satisfying the requirements of Section 162(m). The Board or the Committee determines from time to time which of the persons eligible under the 1992 Plan shall be granted options, when and how the options shall be granted, whether such options shall be ISOs or SSOs and the provisions of each of the options (which need not be identical), subject to the restrictions set forth in the 1992 Plan. ISOs may be granted only to employees (including officers) of the Company and its affiliates while SSOs may be granted to employees (including officers) and directors of, or consultants to, the Company and its affiliates.

      The exercise price of each ISO shall not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted, and the exercise price of any SSO shall not be less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted (provided, that any option that is intended to satisfy the requirements of Section 162(m) shall have an exercise price of not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted). Generally, an option shall terminate three months after termination of the optionee's employment or relationship as a consultant to, or director of, the Company or its affiliates, and an option shall not be transferrable except by will or the laws of descent and distribution (although an SSO may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder).

      The 1992 Plan permits options granted to be either qualified ISOs pursuant to the Code or non-qualified stock options, as the Board may elect. A qualified ISO pursuant to the Code results in no taxable income to the optionee and no deduction to the Company at the time it is granted or exercised. If the optionee retains the stock received as a result of an exercise of a qualified ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain is treated as long-term capital gain. If the shares are disposed of during this period, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares, and the Company will generally be entitled to a tax deduction for the same amount. The Company receives a tax deduction only if the shares are disposed of during such period. A non-qualified SSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. Upon exercise of a non-qualified SSO, the optionee will, at that time, realize ordinary income in an amount equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the optionee will generally recognize additional capital gain or loss. The Company generally will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the exercise of a non-qualified SSO.

      The Board may at any time, and from time to time, amend the 1992 Plan. However, no amendment shall be effective unless approved by the stockholders of the Company where such amendment would: (i) increase the number of shares reserved for issuance pursuant to options granted under such plan; (ii) modify the requirements as to eligibility for participation in such plan (to the extent that such modification requires stockholder approval in order for such plan to satisfy the requirements of Section 422(b) of the Code); or (iii) modify such plan in any other way if such modification requires stockholder approval in order for such plan to satisfy the requirements of Section 422(b) of the Code.

      Options granted during 1996 to the Named Executive Officers and directors are shown in the "Option Grants in Last Fiscal Year - Individual Grants" table and the "Board Meetings and Director Compensation" section, respectively. Options granted during 1996 to all executive officers as a group totaled 43,800 shares of Common Stock at a weighted average exercise price of $9.50 per share, to all other employees as a group totaled 76,500 shares of Common Stock at a weighted average exercise price of $10.16 per share and to one employee in such group of all other employees totaled 25,000 shares of Common Stock. The closing market price of the Common Stock as reported on the Nasdaq Stock Market on March 20, 1997 was $12.50. The number of shares of Common Stock that may be subject to options granted in the future under the 1992 Plan to directors, executive officers and employees of the Company is not determinable at this time.

      The affirmative vote of a majority of the shares of Common Stock of the Company represented (in person or proxy) and entitled to vote at the Annual Meeting is required to approve the amended and restated 1992 Stock Option Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3 TO AMEND THE 1992 STOCK OPTION PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                            TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and beneficial owners of more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and The Nasdaq Stock Market. Such persons are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that, during the year ended December 31, 1996, its officers, directors and more than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements applicable to them.

                    STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company (i) must be received by the Company at its offices at 7441 Lincoln Way, Garden Grove, California 92641 no later than November 21, 1997 and (ii) must satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                             By Order of the Board of Directors


                             /S/ Richard N. Berger

                             Richard N. Berger
                             SECRETARY

March 21, 1997

                                      Appendix A

                               RICHEY ELECTRONICS, INC.
                               ------------------------

                     AMENDED AND RESTATED 1992 STOCK OPTION PLAN


1.    PURPOSE.
      --------

      (a) The purpose of the Plan is to provide a means by which employees and directors (if eligible under paragraph 4) of and consultants to Richey Electronics, Inc., a Delaware corporation and successor to Brajdas Corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

      (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

      (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (d) The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option will not be treated as an Incentive Stock Option.

2.    ADMINISTRATION.
      ---------------

      (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

         (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (3)  To amend the Plan as provided in paragraph 10.

         (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (5) To grant options in exchange for cancellation of options granted earlier at different exercise prices; provided, however, that nothing contained herein shall empower the Board to grant an Incentive Stock Option under conditions or pursuant to terms that are inconsistent with the requirements of
Section 4(b) below, or Section 422 of the Code.

         (6) To take appropriate action to cause any option granted hereunder to cease to be an Incentive Stock Option; provided, however, no such action may be taken by the Board without the written consent of the affected optionee.

      (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two directors (the "Committee"). Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of (i) a "nonemployee director" for purposes of satisfying the requirements of Rule 16b-3 of the Securities and Exchange Act of 1934 and/or
(ii) an "outside director" for purposes of satisfying the requirements of
Section 162(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

3.    SHARES SUBJECT TO THE PLAN.
      ---------------------------

      (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 1,300,000 shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    ELIGIBILITY.
      ------------

      (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Supplemental Stock Options may be granted only to employees (including officers) of, directors or consultants to the Company or its Affiliates.

      (b) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant.

5.    OPTION PROVISIONS.
      ------------------

      Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereby by reference in the option or otherwise) the substance of each of the following provisions:

      (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

      (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted provided, however, that any option granted under the Plan that is intended to satisfy the requirements of Section 162(m) of the Code shall have an exercise price of not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

      (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either
(i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board or the Committee for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

      (d) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. An option which is not an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO.

      (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

      (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock.
These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

      (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director, or (B) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate; or (iv) if an optionee is determined by the Board or the Committee to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company or an Affiliate, or deliberate disregard of the rules of the Company or an Affiliate which resulted in loss, damage or injury to the Company or an Affiliate, or if an optionee makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company or an Affiliate, engages in any conduct which constitutes unfair competition with the Company or an Affiliate, induces any customer of the Company or an Affiliate to break any contract with the Company or an Affiliate or induces any principal for whom the Company or an Affiliate acts as agent to terminate such agency relationship, in which case neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any shares whatsoever after termination of the optionee's employment or relationship as a consultant or director to the Company, whether or not after such termination the optionee may receive payment from the Company or an Affiliate for vacation pay, for services rendered prior to termination, for services for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board or the Committee shall give the optionee an opportunity to present to the Board or the Committee evidence on his or her own behalf. For the purpose of this paragraph of this subsection 5(g)(iv), termination shall be deemed to occur when the Company or an Affiliate dispatches notice or advice to the optionee of such termination. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

      (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

      (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value (in combination with any cash payment) equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value (in combination with any cash payment) equal to the amount of the withholding tax obligation.

      (j) The number of shares of common stock underlying options that may be granted under the Plan to any one person during any one calendar year shall not exceed 97,500 shares and the total number of shares with respect to which options may be granted to any one person during the term of the Plan shall not exceed 97,500 shares, in each case, subject to adjustment in the same manner as provided in Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions). To the extent required for exemption under
Section 162(m) of the Code, any options that are cancelled or repriced shall not again be available for grant under this maximum share limit.

6.    COVENANTS OF THE COMPANY.
      -------------------------

      (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.    USE OF PROCEEDS FROM STOCK.
      ---------------------------

      Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.    MISCELLANEOUS.
      --------------

      (a) The Board or the Committee shall have the power to accelerate the time at which an option may first be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the Board or Committee shall not exercise this power as a means of circumventing the provisions of paragraph 9(b) hereof.

      (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

      (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

      (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, consultant or director or optionee any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant or director or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

      (e) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

9.    ADJUSTMENTS UPON CHANGES IN STOCK.
      ----------------------------------

      (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees, consultants or directors for the Company, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

10.   AMENDMENT OF THE PLAN.
      ----------------------

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (i) Increase the number of shares reserved for options under the Plan;

         (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code.

         (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
Section 422(b) of the Code.

      (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

11.   TERMINATION OR SUSPENSION OF THE PLAN.
      --------------------------------------

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2001. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12.   EFFECTIVE DATE OF PLAN.
      -----------------------

      The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercisable unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                            RICHEY ELECTRONICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 1997

    The undersigned hereby nominates, constitutes and appoints William C. Cacciatore, Greg A. Rosenbaum and Donald I. Zimmerman or any of them, with full power of substitution, to vote all shares of common stock, $0.001 par value, of Richey Electronics, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 1, 1997 or any postponements or adjournments thereof, and upon such other business as may properly come before the Annual Meeting, with all the powers the undersigned would possess if personally present as follows:

    1. To elect the Board of Directors' seven nominees as directors. Nominees:
C. Don Alverson, Thomas W. Blumenthal, William C. Cacciatore, Edward L. Gelbach, Greg A. Rosenbaum, Norbert W. St. John and Donald I. Zimmerman.

/ / FOR ALL NOMINEES LISTED ABOVE (except as             / / WITHHOLD AUTHORITY
    marked to the contrary below)

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)
            ________________________________________________________

    The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of Directors in the event that any of the above nominees is unable or unwilling to serve.

    A VOTE FOR PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

    2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's auditors for 1997.

 / / FOR                        / / AGAINST                        / / ABSTAIN

    A VOTE FOR PROPOSAL 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

    3. To approve amendments to the 1992 Stock Option Plan (the "Plan") to increase the maximum number of shares of the Company's common stock subject to the Plan to 1.3 million shares and to make technical changes to the Plan.

 / / FOR                        / / AGAINST                        / / ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

    Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, officers of a corporation, fiduciaries, etc., should give their full title as such. Partnerships should sign in the partnership name by an authorized person. For shares held jointly, each joint owner should personally sign. If the undersigned hold(s) any of the shares of common stock of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote in person.
                                       DATED: ____________________________, 1997
                                       SIGNATURE: ______________________________
                                                        (signature)
                                       SIGNATURE: ______________________________
                                               (signature, if held jointly)
                                                  ______________________________
                                            (title or authority, if applicable)

                PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

[LETTERHEAD]

                                                     March 21, 1997


Dear Fellow Stockholder:

     Enclosed is Richey Electronics, Inc.'s 1996 Annual Report on Form 10-K, 1997 Proxy Statement and form of proxy and formal notice of the 1997 Annual Meeting of Stockholders. As you will see, 1996 was an excellent year for our company.

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting, which will be held on Thursday, May 1, 1997, at 2:00 P.M. at the Company's headquarters, 7441 Lincoln Way, Garden Grove, California.

     We hope that you will be able to attend the Annual Meeting and look forward to seeing you there.


                                                 Sincerely,


                                                 /s/ William C. Cacciatore

                                                 William C. Cacciatore
                                                 Chairman, President and CEO

WCC:y

Enclosures